OMB APPROVAL
OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response: 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                        November  26, 2007

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code             (952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

        On November 26, 2007, Vital Images, Inc. (the “Company”) and Toshiba Medical Systems Corporation (“Toshiba”) entered into Amendments No. 1 and 2 to the Marketing and Distribution Agreement between the Company and Toshiba (the “Amendments”).  The Amendments amend the Marketing and Distribution Agreement dated March 30, 2007 (the “Original Agreement”) between the Company and Toshiba.  Under the Original Agreement, Toshiba offers Vitrea® software, the Company’s advanced medical imaging software for diagnostic evaluation of computed tomography (CT), magnetic resonance (MR) and positron emission tomography (PET) image data, through its subsidiaries and distributors in more than 50 countries in North and South America, Europe, the Middle East, Africa, Australia and Asia.  The Amendments to the Original Agreement (as amended, the “Toshiba Agreement”) expanded the Territory (as such term is defined in the Toshiba Agreement) into which Toshiba may market and distribute the Company’s products to include Japan.  In addition, the Toshiba Agreement provides that the Company will provide advanced visualization and analysis solutions for Toshiba’s newly-launched AquilionONE™ dynamic volume CT scanner.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K and is hereby incorporated by reference:

99.1         Press Release of Vital Images, Inc. dated November 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: November 26, 2007.

	By	/s/ Michael H. Carrel
Michael H. Carrel
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)